As filed with the Securities and Exchange Commission on October 26, 2009
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ONLINE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	52-1623052
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)
4795 Meadow Wood Lane
Suite 300
Chantilly, Virginia 20151
(703) 653-3100
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Matthew P. Lawlor
Chairman and Chief Executive Officer
Online Resources Corporation
4795 Meadow Wood Lane
Suite 300
Chantilly, Virginia 20151
(703) 653-3100
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:
Mark J. Wishner, Esq.
Greenberg Traurig, LLP
1750 Tysons Boulevard
Suite 1200
McLean, VA 22102
(703) 749-1300
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or investment reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or investment reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of Registration
Title of Each Class of Securities to be Registered	Registered (1)	Share (2)	Price (2)	Fee
Common Stock, par value $.0001 per share	13,000,000	$5.99	$77,805,000	$4,342 (3)

(1)	Represents 4,621,570 shares of the registrant’s common stock which are issuable upon conversion of preferred stock held by the selling stockholders named in the prospectus contained herein and any supplements thereto and additional 8,378,430 shares for sale by the registrant plus an indeterminate number of shares of the registrant’s common stock that may be issuable in connection with the securities registered hereby by reason of stock splits, stock dividends or other adjustments under certain conditions in accordance with Rule 416 of the Securities Act of 1933. For purposes of estimating the number of shares of common stock to be included in this registration statement upon the conversion of the preferred stock, we calculated the number of shares of common stock issuable upon conversion of the preferred stock based on a conversion rate of approximately 61.62 shares of common stock for each share of preferred stock.

(2)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purposes of calculating the registration fee for the shares offered hereunder, based on the average of the high and low prices per share of the registrant’s common stock as reported on the NASDAQ Global Select Market on October 23, 2009.

(3)	Pursuant to Rule 457(p) of the Securities Act of 1933, the registrant hereby offsets the registration fee required in connection with this registration statement by $16,650.27, representing the amount of the registration fee associated with unsold securities, which registration fee was previously paid in connection with the filing of the Registration Statement on Form S-3 originally filed by the registrant on October 26, 2006 (Registration No. 333-138234). Accordingly, no registration fee is being paid in connection with this registration statement.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders named in this prospectus are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 26, 2009
PROSPECTUS
Online Resources Corporation
13,000,000 Shares
Common Stock
     This prospectus relates to the offer and sale at various times in one or more offerings of up to 13,000,000 shares of our common stock. Of these shares, 4,621,570 are being offered by the selling stockholders named in this prospectus and 8,378,430 are being offered by us. We will not receive any of the proceeds from the sale of shares by the selling stockholders.
     We will provide specific terms of any offering in supplements to this prospectus. Any prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus, any applicable prospectus supplement and the additional information incorporated by reference in this prospectus carefully before you purchase any of our securities.
     Our common stock is traded on the NASDAQ Global Select Market under the symbol “ORCC”.
     Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus and in the documents we incorporate by reference.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2009.

TABLE OF CONTENTS

About This Prospectus	1
Special Note Regarding Forward-Looking Statements	2
Online Resources Corporation	3
Risk Factors	4
Use of Proceeds	4
Dilution	4
Selling Stockholders	5
Description of Capital Stock	7
Plan of Distribution	9
Legal Matters	11
Experts	11
Incorporation by Reference	11
Where You Can Find More Information	12

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time up to 8,378,430 shares of our common stock in one or more offerings and the selling stockholders may sell up to 4,621,570 shares of our common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Each time we or the selling stockholders sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Incorporation by Reference” before making an investment in our securities.
     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
     Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
     You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We and the selling stockholders have not authorized anyone to provide you with different information. We and the selling stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.
     The terms “Online Resources,” “we,” “our,” and “us” refer to Online Resources Corporation and its consolidated subsidiaries. We use the term “the company” when we wish to refer only to Online Resources Corporation and not to its consolidated subsidiaries. Our fiscal year ends on December 31. References in or incorporated by reference in this prospectus to a fiscal year, such as “fiscal 2008,” relate to the fiscal year ended on December 31 of that calendar year. For reading ease, certain financial information incorporated by reference in this prospectus is presented on a rounded basis, which may cause minor rounding differences.

SPECIAL NOTE REGARDING FORWARD -LOOKING STATEMENTS
     This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) include statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or Exchange Act. All statements included in this prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein), other than those that are historical, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may,” “assume” and “continue,” as well as variations of such words and similar expressions, also identify forward-looking statements. Forward-looking statements in this prospectus include, without limitation, statements regarding our intended uses of the proceeds of the shares offered hereby.
     Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” and in other sections of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.
     All forward-looking statements in this prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ONLINE RESOURCES CORPORATION
     We provide outsourced, web- and phone-based financial technology services to financial institution, biller, card issuer and creditor clients and their millions of consumer end-users. End-users may access and view their accounts online and perform various self-service functions. They may also make electronic bill payments and funds transfers, utilizing our unique, real-time debit architecture, ACH and other payment methods. Our value-added relationship management services reinforce a favorable user experience and drive a profitable and competitive online channel for our clients. Further, we provide professional services, including software solutions, which enable various deployment options, a broad range of customization and other value-added services. Multi-year service contracts with our clients provide us with a recurring and predictable revenue stream that grows with increases in users and transactions. With our major business lines in two primary vertical markets, we currently derive approximately 80% of our revenues from payments and 20% from other services including account presentation relationship management, professional services, and custom software solutions.
     We provide the following services for two primary vertical markets:
•	Banking Services: For banks, credit unions and other depository financial institutions, we provide a fully integrated suite of web-based account presentation, payment, relationship management and professional services, giving clients a single point of accountability, an enhanced experience for their users, the marketing processes to drive Internet channel adoption, and innovative services that help them maintain their competitive position. We enable business and consumer end-users to consolidate information from multiple accounts and make bill payments to multiple billers or merchants, or virtually anyone, via their financial institution’s web site. We also offer our electronic bill payment services to financial institutions on a stand-alone basis. Many of the bill payment services we offer use our patented payments gateway, which leverages the nation’s real-time electronic funds transfer, or EFT, infrastructure. By debiting end-users’ accounts in real-time, we are able to improve the speed, cost and quality of payments, while eliminating the risk that bills will be paid against insufficient funds.

•	e-Commerce Services: For billers, card issuers and credit providers, we provide web- and phone-based account presentation, payment, relationship management and professional services. We enable consumer and business end-users to manage their account or make a payment to a single card issuer, credit provider or biller. For billers, we provide a full suite of payment options, including consolidation of incoming payments made by credit cards, signature debit cards, ACH and PIN-less debit via multiple access points such as online, interactive voice response, or IVR, and call center customer service representatives. The suite also includes bill presentment, convenience payments, and flexible payment scheduling. We obtained these biller services and the industry’s largest biller network as a result of our acquisitions of Princeton eCom Corporation, or Princeton, in July 2006 and Internet Transaction Solutions, Inc., or ITS, in August 2007. Specifically for card issuers and credit providers, we offer account presentation and self-service capabilities. In addition, we offer an award-winning web-based tool that improves collections of late and delinquent funds in a private, non-confrontational manner. In addition, for payment acquirers and very large online billers we provide payment services that enable real-time debits for a variety of web-originated consumer payments and fund transfers using our patented EFT payments gateway, which lowers transaction costs and increases the speed and certainty of payments.
     We believe our domain expertise fulfills the large and growing need among both smaller financial services providers, who lack the internal resources to build and operate web-based financial services, and larger providers and billers, who choose to outsource niche solutions in order to use their internal resources elsewhere. We also believe that, because our business requires significant infrastructure along with a high degree of flexibility, real-time solutions, and the ability to integrate financial information and transaction processing with a low tolerance for error, there are significant barriers to entry for potential competitors.
     We are headquartered in Chantilly, Virginia. We also maintain operations facilities in Princeton, New Jersey, Parsippany, New Jersey, Woodland Hills, California, Columbus, Ohio and Pleasanton, California and an additional data center facility in Newark, New Jersey. We were incorporated in Delaware in 1989.

RISK FACTORS
     Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.
USE OF PROCEEDS
     Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the shares will be used for general corporate purposes. General corporate purposes may include the repayment of debt, capital expenditures, working capital or the financing of possible acquisitions or business opportunities. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.
DILUTION
     If you invest in an offering of shares by us, your interest will be diluted to the extent of the difference between the public offering price per share in an offering under this prospectus and the net tangible book value per share after the offering, except to the extent proceeds are applied to the repayment of debt. We will set forth in the applicable the following information regarding any material dilution of the equity interests of investors purchasing shares in an offering by us under this prospectus:
•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by investors purchasing in the offering; and

•	the amount of the immediate dilution from the public offering price to such investors.

SELLING STOCKHOLDERS
     The following table presents information regarding each selling stockholder and the shares that each such selling stockholder may offer and sell from time to time under this prospectus and any prospectus supplement. Pursuant to an Investor Rights Agreement dated as of July 3, 2006, or the Investor Rights Agreement, among us and the selling stockholders, we agreed to file this prospectus to register all of the 4,621,570 shares of our common stock issuable to the selling stockholders upon conversion of 75,000 outstanding shares of our Series A-1 Convertible Preferred Stock, par value $0.01 per share, or the Series A-1 preferred. We issued the Series A-1 preferred to the selling stockholders pursuant to the provisions of an Equity Purchase Agreement dated as of July 3, 2006, or the Purchase Agreement, among us and the selling stockholders.
     The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock owned by them that qualify as “conversion shares” under the Investor Rights Agreement and registered hereunder, subject to the provisions of the Investor Rights Agreement. The selling stockholders, however, make no representations that the shares covered by this prospectus will be offered for sale. We have agreed to keep the registration statement of which this prospectus forms a part effective until such time as (i) none of the Series A-1 preferred remain outstanding or (ii) each of the selling stockholders is permitted to sell its “potential common holdings”, as defined in the Investor Rights Agreement, pursuant to Rule 144 under the Securities Act, without volume limitation or other restrictions on transfer thereunder. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with sales by them. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, but not limited to, all registration and filing fees and fees and expenses of our counsel and our accountants.

	Shares of Common Stock		Number of Shares of	Shares of Common Stock
	Beneficially Owned Before		Common Stock	Beneficially Owned After
	Any Offering		being offered (3)	Offering
Name	Number (1)	Percent (2)		Number (3)	Percent (4)
Special Value Expansion Fund, LLC
2951 28th Street
Suite 1000
Santa Monica, California 90405 (5)	1,920,941	6.1%	1,371,386	549,555	1.6%

Special Value Opportunities Fund, LLC
2951 28th Street
Suite 1000
Santa Monica, California 90405 (6)	4,552,629	13.7%	3,250,184	1,302,445	3.8%

(1)	Comprises the shares of common stock beneficially owned by each selling stockholder prior to the offering. Beneficial ownership is determined in accordance with the rules and regulations of the SEC, and generally includes securities held by persons who have sole or shared voting power or investment power with respect to those securities.

(2)	Calculated on the basis of 30,040,904 shares of common stock, which is the number of shares of our common stock outstanding as of August 1, 2009.

(3)	Assumes all the shares of common stock covered hereby and issuable to the selling stockholders upon the conversion of the Series A-1 preferred are sold in the offering.

(4)	Calculated on the basis of 34,662,474 shares of common stock outstanding upon completion of this offering.

(5)	Includes 1,371,386 shares of common stock issuable upon the conversion of the Series A-1 preferred. Based on information contained in a Schedule 13D/A filed by Tennenbaum Capital Partners, LLC (“TCP”) on May 11, 2009, TCP serves as investment advisor to Special Value Expansion Fund, LLC, Tennenbaum & Co., LLC (“TCO”) is the managing member of TCP and Michael E. Tennenbaum is the managing member of TCO. Each of TCP, TCO and Mr. Tennenbaum may be deemed to beneficially own the securities held by Special Value Expansion Fund, LLC and each of TCP, TCO and Mr. Tennenbaum disclaims beneficial ownership of such securities, except to the extent of their pecuniary interest therein.

(6)	Includes 3,250,184 shares of common stock issuable upon the conversion of the Series A-1 preferred. Based on information contained in a Schedule 13D/A filed by Tennenbaum Capital Partners, LLC (“TCP”) on May 11, 2009, TCP serves as investment advisor to Special Value Opportunities Fund, LLC, Tennenbaum & Co., LLC (“TCO”) is the managing member of

TCP and Michael E. Tennenbaum is the managing member of TCO. Each of TCP, TCO and Mr. Tennenbaum may be deemed to beneficially own the securities held by Special Value Opportunities Fund, LLC and each of TCP, TCO and Mr. Tennenbaum disclaims beneficial ownership of such securities, except to the extent of their pecuniary interest therein.

DESCRIPTION OF CAPITAL STOCK
General
     The following description of our capital stock includes a summary of certain provisions of our restated certificate of incorporation and our amended and restated bylaws. This description is subject to the detailed provisions of, and is qualified by reference to, our restated certificate of incorporation and our amended and restated bylaws.
     We are authorized to issue up to 73,000,000 shares, consisting of 70,000,000 shares of common stock, par value $0.0001 per share, and 3,000,000 shares of preferred stock, per value $0.001 per share, of which 75,000 shares of Series A-1 preferred and 297,500 shares of Series B junior participating preferred stock have been desiginated. As of September 30, 2009, there were outstanding 30,071,549 shares of common stock and 75,000 Series A-1 preferred. No shares of Series B junior participating preferred stock are outstanding.
Common Stock
     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available for the payment of dividends. If we liquidate, dissolve or wind up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of the Series A-1 preferred and any series of preferred stock which we may designate and issue in the future. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
     Pursuant to our restated certificate of incorporation, the board of directors has the authority, without further action by the stockholders, to issue up to 3,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative, participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock.
     Series A-1 Preferred
     Shares of the Series A-1 preferred are initially convertible at a rate of $16.22825 per share, or 4,621,570 shares in the aggregate. Although the Series A-1 preferred shares have anti-dilution protection, in no event can the number of shares of common stock issued upon conversion of the Series A-1 preferred exceed 5,102,986 shares. The anti-dilution protection of the Series A-1 preferred is based on the weighted average price of shares issued below the conversion price; provided that (a) shares issued in connection with compensatory equity grants, (b) shares issued above $12.9826 and (c) other issuances as set forth in the certificate of designations of the Series A-1 preferred are excluded from the anti-dilution protections of the Series A-1 preferred.
     Subject to certain exceptions related to the amendment of the restated certificate of incorporation, the issuance of additional securities or debt or the payment of dividends, the Series A-1 preferred votes together as a single class and on an as converted basis with the common stock. The Series A-1 preferred has no dividend right. The value of the liquidation preference of the Series A-1 preferred increases at a rate of 8% per annum of the original issuance price with an interest factor thereon based upon the iMoneyNet First Tier Institutional Average. This 8% per annum increase is convertible into shares of common stock, however we have the right to pay the 8% per annum increase in cash in lieu of conversion into common stock. Shares of Series A-1 preferred are subject to put and call rights following the seventh anniversary of their issuance for an amount equal to 115% of the original issuance price plus the 8% per annum increase with the interest factor thereon. We can require the conversion of the Series A-1 preferred if the 30 day weighted closing price per share of the Corporation’s common stock is at least 165% of the initial conversion price.
Registration Rights
     We are obligated to maintain an effective registration statement with the SEC covering the resale of the shares of our common stock issued upon conversion of the Series A-1 preferred until such time as (i) none of the Series A-1 preferred remain outstanding or

(ii) each of the selling stockholders is permitted to sell its “potential common holdings”, as defined in the Investor Rights Agreement, pursuant to Rule 144 under the Securities Act, without volume limitation or other restrictions on transfer thereunder.
Delaware Anti-Takeover Law and Anti-Takeover Effects of Provisions of Our Charter and Bylaws
     Delaware Anti-Takeover Statute
     We are subject to Section 203 of the Delaware General Corporation Law. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless the transaction in which the person became an interested stockholder is approved in a manner presented in Section 203 of the Delaware General Corporation Law. Generally, a business combination is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an interested stockholder is a person who, together with affiliates and employees, owns, or within three years, did own, 15% or more of a corporations voting stock.
     Charter and Bylaws
     Our restated certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights, and the stockholders representing a majority of the shares of common stock outstanding are able to elect all of the directors.
     Our bylaws require a stockholder who intends to nominate a candidate for election to the board of directors, or to raise new business at a stockholder meeting, to give at least 90 days advance notice to the Secretary. The notice provision requires a stockholder who desires to raise new business to provide us certain information concerning the nature of the new business, the stockholder and the stockholder’s interest the new business. Similarly, a stockholder wishing to nominate any person for election as a director will need to provide us with certain information concerning the nominee and the stockholder. A special meeting of the stockholders may be called by the affirmative vote of a majority of our board of directors or an appropriate committee designated by the board of directors. These provisions may have the effect of delaying, deferring or preventing a change in control.
     The classification of our board of directors and lack of cumulative voting will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
     These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies of our board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of the our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.
Transfer Agent and Registrar
     American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.
Listing
     Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “ORCC.”

PLAN OF DISTRIBUTION
     We and the selling stockholders may sell the shares of our common stock being offered hereby in one or more of the following ways from time to time:
•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors; or

•	through a combination of these methods of sale.
     We will set forth in a prospectus supplement the terms of an offering of shares of our common stock, including:
•	the name or names of any agents or underwriters;

•	the name or names of, and number of shares of our common stock being sold by, any selling stockholder participating in this offering;

•	the purchase price of the shares being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares from us or the selling stockholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.
     The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. If we or the selling stockholders use underwriters for a sale of shares of our common stock, the underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares offered if they purchase any of the shares. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we or the selling stockholders have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
     We or the selling stockholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell shares of our common stock on a continuing basis.
     We or the selling stockholders may also sell shares of our common stock directly to one or more purchasers without using underwriters or agents.
     In addition, any shares that qualify for sale by the selling stockholders pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.
     Underwriters, dealers and agents that participate in the distribution of the shares of our common stock may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us or the selling stockholders and any profit on their resale of the shares may be treated as underwriting discounts and commissions under that Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We or the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers and agents may engage in transactions with or perform services for us or the selling stockholders in the ordinary course of their businesses.
     To the extent required under the Securities Act of 1933, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of that Act.
     We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock, as well as the expenses of all commissions and discounts, if any, attributable to the sales of shares by us. The selling stockholders will bear all commissions and discounts attributable to the sales of shares by them.
     In connection with an offering, an underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares, if any, from us or the selling stockholders in the offering. If the underwriters have an over-allotment option to purchase additional shares from us or the selling stockholders, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters may consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
     Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the shares of our common stock, the underwriters may bid for or purchase shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the shares to the extent that it discourages resale of the shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Global Select Market or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS
     Unless otherwise specified in a prospectus supplement accompanying this prospectus, Greenberg Traurig, LLP, McLean, Virginia, will provide opinions regarding the authorization and validity of the common stock. Greenberg Traurig, LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
     The consolidated financial statements of Online Resources Corporation as of December 31, 2008 and 2007, and for the years ended December 31, 2008 and 2007; financial statement schedule II; and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008; have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Online Resources Corporation appearing in Online Resources Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2006 have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
     The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 3, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, filed with the SEC on May 8, 2009 and August 6, 2009, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 16, 2009, February 4, 2009, February 26, 2009, March 4, 2009, March 9, 2009, March 23, 2009, April 13, 2009, April 16, 2009, April 20, 2009, April 24, 2009, April 30, 2009, May 18, 2009 and August 6, 2009;

•	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

•	the description of our capital stock contained in our Registration Statement on Form S-1 filed with the SEC on March 19, 1999 (Registration No. 333-74777), including any amendments or reports filed for the purpose of updating such description.
     Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.
     Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:
Online Resources Corporation
4795 Meadow Wood Lane
Suite 300
Chantilly, Virginia 20151
Attention: Investor Relations
     Our Investor Relations department can be reached via telephone at (703) 653-2248 or via email at bhalloran@orcc.com.

WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the shares covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the shares covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.
     We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.orcc.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

13,000,000 Shares
Online Resources Corporation
Common Stock

PROSPECTUS

, 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses payable by us in connection with the common stock being registered, other than underwriting discounts and commissions in connection with any offering of the common stock, which will be payable by the selling stockholders in all cases. The selling stockholders will not bear any portion of the below expenses. All the amounts shown are estimates, except the SEC registration fee.

Securities and Exchange Commission Registration Fee (1)	$4,342
Printing Expenses (2)	10,000
Accounting Fees and Expenses (2)	25,000
Legal Fees (2)	10,000
Total	$48,058

(1)	Previously Paid

(2)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements.
Item 15. Indemnification of Directors and Officers.
     In accordance with General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles TENTH and ELEVENTH of the Registrant’s Certificate of Incorporation provide as follows:
          TENTH:
               A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
               B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter and “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
               C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.
               D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.
               E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
               F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.
          ELEVENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.
     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Registrant’s Certificate of Incorporation. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.
Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of underwriting agreement

3.1
Form of Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-74777) filed with the Securities and Exchange Commission on April 26, 1999)

3.2
Form of Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on April 26, 1999)

Exhibit No.	Description

3.3
Certificate of Designation of shares of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2006)

3.4
Certificate of Correction to Certificate of Designation for the shares of Series A-1 Convertible Preferred Stock (incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2006)

4.1
Specimen of common stock certificate of the registrant (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-74777) filed with the Securities and Exchange Commission on April 26, 1999)

4.2
Investor Rights Agreement dated July 3, 2006, by and among the registrant and the holders of its shares of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333.138234) filed with the Securities and Exchange Commission on November 14, 2006)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Ernst & Young, LLP independent registered public accounting firm

23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to this registration statement

*	To be filed, if necessary, by an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
               provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
          (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (7) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly and State of Virginia on the 26th day of October, 2009.

ONLINE RESOURCES CORPORATION
By:	/s/ MATTHEW P. LAWLOR
Matthew P. Lawlor
Chairman and Chief Executive Officer

     KNOWN ALL MEN BY THESE PRESENTS that each person whose signature to this registration statement appears below hereby constitutes and appoints each of Matthew P. Lawlor and Catherine A. Graham as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2009.

Signature	Title	Date

/s/ MATTHEW P. LAWLOR	Chairman and Chief Executive Officer	October 26, 2009
Matthew P. Lawlor	(Principal Executive Officer)

/s/ CATHERINE A. GRAHAM	Executive Vice President and Chief	October 26, 2009
Catherine A. Graham	Financial Officer (Principal Financial Officer)

/s/ STEPHEN S. COLE	Director	October 26, 2009
Stephen S. Cole

/s/ JOHN DORMAN	Director	October 26, 2009
John Dorman

/s/ EDWARD D. HOROWITZ	Director	October 26, 2009
Edward D. Horowitz

/s/ BRUCE A. JAFFE	Director	October 26, 2009
Bruce A. Jaffe

/s/ MICHAEL E. LEITNER	Director	October 26, 2009
Michael E. Leitner

/s/ ERVIN R. SHAMES	Director	October 26, 2009
Ervin R. Shames

/s/ JOSEPH J. SPALLUTO	Director	October 26, 2009
Joseph J. Spalluto

Signature	Title	Date

/s/ WILLIAM H. WASHECKA	Director	October 26, 2009
William H. Washecka

/s/ BARRY D. WESSLER	Director	October 26, 2009
Barry D. Wessler

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of underwriting agreement

3.1
Form of Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-74777) filed with the Securities and Exchange Commission on April 26, 1999)

3.2
Form of Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on March 3, 2009)

3.3
Certificate of Designation of shares of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2006)

3.4
Certificate of Correction to Certificate of Designation for the shares of Series A-1 Convertible Preferred Stock (incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2006)

4.1
Specimen of common stock certificate of the registrant (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-74777) filed with the Securities and Exchange Commission on April 26, 1999)

4.2
Investor Rights Agreement dated July 3, 2006, by and among the registrant and the holders of its shares of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333.138234) filed with the Securities and Exchange Commission on November 14, 2006)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Ernst & Young, LLP independent registered public accounting firm

23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to this registration statement

*	To be filed, if necessary, by an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.